THE FFB LEXICON FUND

                      Amendment to Declaration of Trust and
                    Establishment and Designation of Classes


     The undersigned, being a majority of the Trustees of The FFB Lexicon Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 4.3 of the Declaration of Trust of the Trust dated July 24, 1991 (the "Declaration"), hereby certify that they have duly adopted at a Meeting of Trustees held January 19, 1995 a resolution amending Section 1.1 of the Declaration to read as follows:

         Section 1.1 Name. The name of the trust established hereby (the "Trust") is "Evergreen Lexicon Trust" and, insofar as may be practicable, the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever herein used) shall refer to the Trustees as trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. If the Trustees determine that the Trust's use of such name is not advisable, the Trustees may adopt such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

     The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 4.3 of the Declaration, do hereby: (i) redesignate the series of shares of the Trust currently known as the "Fixed Income Fund" as the Evergreen Intermediate Term Bond Fund; and (ii) redesignate the series of shares of the Trust currently known as the "Intermediate Term Government Securities Fund" as the Evergreen Intermediate Term Government Securities Fund.

     The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 4.3 of the Declaration, do hereby divide the shares of beneficial interest of each Series, which currently consist of two classes, into two additional classes, to create a total of four classes of shares, within the meaning of said Sections, as follows:

     1. The two existing classes of shares, currently known as "investor class" and "institutional class" are designated "Class A Shares," and "Class Y Shares", respectively."

     2. The two new classes of shares are designated "Class B Shares," and "Class C Shares."

     3. Such Class A Shares, Class B Shares, Class C Shares, and Class Y Shares shall be entitled to all of the rights and preferences accorded to shares of beneficial interest of the Trust under the Declaration.

     4. The purchase price, the method of determination of net asset value, the price, terms and manner of redemption, and the relative dividend rights of holders of such Class A Shares, Class B Shares, Class C Shares, and Class Y Shares shall be as established by the Trustees of the Trust in accordance with the provisions of the Declaration and set forth in the currently effective prospectus and statement of additional information of the Trust relating to the New Series, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended.

     5. Such Class A Shares, Class B Shares, Class C Shares, and Class Y Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter.

     6. A class of shares of the any Series may be terminated by the Trustees by written notice to the Shareholders of the class.

         The Declaration provides that the name of the Trust refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust but the Trust Property only shall be liable.

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     IN  WITNESS  WHEREOF,  the  undersigned  have  signed  this  instrument  in duplicate  original  counterparts  and have  caused a  duplicate  original to be


Laurence B. Ashkin                           Thomas L. McVerry
Trustee                                      Trustee



Foster Bam                                   William Walt Pettit
Trustee                                      Trustee



James S. Howell                              Russell A. Salton, III
Trustee                                      Trustee



Robert J. Jeffries                           Michael S. Scofield
Trustee                                      Trustee



Gerald M. McDonnell
Trustee
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